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                                                                       EXHIBIT 4

    4.1  The Restated Certificate of Incorporation of the Registrant filed as
         Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

    4.2 Amendment to Article 4 of Registrant's Restated Certificate of Incorporation, dated May 15, 1998, filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-56241), effective June 22, 1998, and incorporated herein by reference.

    4.3 Article II of the Bylaws of the Registrant filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

    4.4 Dividend Reinvestment and Common Stock Purchase Plan of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(c) to the Registrant's Registration Statement of Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.





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